AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001
                        REGISTRATION NO. 333-____________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                           COMTEC INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                        NEW MEXICO                       75-2456757
            (State or Other Jurisdiction of          (I.R.S. Employer
             Incorporation or Organization)         Identification No.)


                       12835 East Arapahoe Road, Suite 800
                               ENGLEWOOD, CO 80112
          (Address of Principal Executive Offices, Including Zip Code)

                              Employment Agreement
                            (Full Title of the Plan)
                              --------------------

                                 JAMES J. KREJCI
                       12835 East Arapahoe Road, Suite 800
                              ENGLEWOOD, CO. 80112
                                 (303) 662-8069
           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                                Dihle & Co., P.C.
                             10333 BEHRENS MILE ROAD
                                 BYERS, CO 80103
                                 (303) 397-1956

                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------
Title of Securities  Amount to be     Proposed Maximum          Proposed Maximum          Amount of
 To be Registered    Registered    Offering Price Per Share  Aggregate Offering Price  Registration Fee

--------------------------------- ----------------------------------------------------------------------
Common Stock,         1,450,000           $0.09 (1)                 $130,500                 $34.45
Par value $0.001
--------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) based on the closing market price on April 5, 2001.


                                EXPLANATORY NOTE

ComTec International, Inc. ("YRLS") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, $.001 par value per share, issued to a certain selling Shareholder.

Under cover of this Form S-8 is a Reoffer Prospectus YRLS prepared in accordance with Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,450,000 shares of common stock acquired by the selling Shareholder.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

YRLS will send or give the documents  containing  the  information  specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). YRLS does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.

                               REOFFER PROSPECTUS

                           COMTEC INTERNATIONAL, INC.
                       12835 East Arapahoe Road, Suite 800
                              Englewood, CO. 80112
                                 (303) 662-8069

                        1,450,000 SHARES OF COMMON STOCK


The shares of common stock, $0.001 par value per share, of ComTec International, Inc. ("YRLS" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholder section of this document (the "Selling Shareholder"). The Selling Shareholder acquired the Shares pursuant to an Employment Agreement for executive services that the Selling Shareholder provided to YRLS.

The sales may occur in transactions on the NASDAQ over-the-counter market at prevailing market prices or in negotiated transactions. YRLS will not receive proceeds from any of the sale the Shares. YRLS is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholder to the public without restriction. To the knowledge of the Company, the Selling Shareholder has no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

YRLS's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "YRLS."

                            ------------------------

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 6.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. ------------------------

                                  April 9, 2001

                                TABLE OF CONTENTS

Where You Can Find More Information...........................................2
Incorporated Documents........................................................2
The Company...................................................................2
Risk Factors..................................................................7
Use of Proceeds...............................................................9
Selling Shareholder...........................................................9
Plan of Distribution..........................................................9
Legal Matters.................................................................10
Experts.......................................................................10
                            ------------------------

You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

YRLS is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows YRLS to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

YRLS's Report on Form 10-KSB, for the year ended June 30, 2000 is incorporated herein by reference. YRLS also incorporates herein by reference the Forms 10-QSB filed by YRLS for the quarters ended September 30 and December 31, 2000, and the Form 8K filed January 30, 2001. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, before the termination of this offering, are incorporated by reference.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to the Chief Financial Offer at YRLS at YRLS's executive offices, located at 12835 East Arapahoe Road, Suite 800, Englewood, CO. 80112. YRLS's telephone number is
(303) 662-8069.

                                   THE COMPANY
BUSINESS

This Reoffer Prospectus contains certain forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from those projected in the forward-looking statements due to a number of factors, including those set forth under "Risk Factors" and elsewhere in this Reoffer Prospectus.

                                       2

SUMMARY

ComTec International Inc. was incorporated on July 6, 1983 in the State of New Mexico, originally under the name of Nisus Video, Inc. It is a fully reporting 12(g), 34 Act publicly traded company. The Company has undergone various changes to date as a result of certain reorganizations. Historical changes are more fully disclosed in prior 34 Act filings. The Company's principal office is located at 12835 East Arapahoe Road, Suite 800, Englewood, Colorado 80112; its telephone number is (303) 662-8069; its facsimile number is (303) 662-8485. The Company is currently authorized to issue 200,000,000 common shares, $0.001 par value and 10,000,000 preferred shares, $0.001 par value. The Company has one wholly owned operating subsidiary, American Wireless Network, Inc. ("AWN").

The Company is exploring potential acquisition and or merger transactions with amicable business opportunities in telecommunications, Cable TV, information industries, computer industry or other compatible business opportunities.

PRESENT OPERATIONS

From December 5, 1997 to June 1st, 1999, AWN operated SMR sites in seven Metropolitan Trade Areas in the southeastern U.S.A., operating specialized mobile radio licenses purchased from Centennial Communications Corp. As a result of the Asset Acquisition Agreement (as amended) entered into between AWN and CMSR Systems, Inc. on April 15, 1999, and reported on Form 8K filed April 30, 1999, the day to day SMR operations of AWN were been undertaken by CMSR Systems, Inc., an unaffiliated Nevada Corporation, under a management contract wherein AWN supervised management of the systems pursuant to FCC rules but actual hands on operations were conducted by CMSR Systems, Inc. In September 2000, the sale to CMSR Systems, Inc. of 900 SMR licenses (book value of $1,390,700) and the assumption of FCC debt in the offsetting amount of $1,390,700 by CMSR Systems, Inc. was approved by the FCC. As a result, the Company has no 900 SMR operations after September, 2000. The communication equipment owned by the Company remains under a lease to CMSR Systems, Inc. The Company is now exploring potential acquisition and or merger transactions with existing business opportunities in broadband communications systems, telecommunications, information industries, cable television, computer industry or other compatible business operations.

On December 29, 2000 the Company relocated its principal offices to Suite 800, 12835 East Arapahoe Road, Englewood, Colorado, 80112. The Company's phone number is (303) 662-8069.

MANAGEMENT'S DISCUSSION OF OPERATIONS

The securities of the Company are speculative and involve a high degree of risk, including, but not necessarily limited to, the factors affecting operating results described in the Form 10KSB for the year ended June 30, 2000 and other filings with the SEC. The statements which are not historical facts contained in this filing, including statements containing words such as "believes," "expects," "intends," "estimates," "anticipates," or similar expressions, are "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties.

The foregoing and subsequent discussion contains certain forward-looking statements within the meaning of Section 27A of the Securities A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include the plans and objectives of management for future operations, including plans and objectives relating to the possible further capitalization and future acquisitions of telecommunications, computer related or other cash flow business. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Form S-8 filing will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

The Company has been and continues to be in the development stage and from inception (March 15, 1994) has only generated auxiliary revenues to defray the cost of its planned operations, with only limited success in implementing actual operations.

The Company has financed its operations during the development stage from the sale of its common stock and from issuance of short and long-term debt.

During the quarter ended March 31, 2001 and through the present the Company continued as a developmental stage entity focused on merger or acquisition possibilities, developing alternative strategic plans, efforts to acquire financing, developing a management plan and maintaining reporting compliance for various federal government agencies, such as the SEC and FCC.

CURRENT STATUS AND OPERATIONS

The Company has been and continues to be in the development stage. The Company has yet to commence its principal planned operations and from inception of the SMR business plan (March 15, 1994) has only generated auxiliary revenues to defray the cost of its planned operations, with only limited success in implementing actual operations. The Company has financed its operations during the development stage from the sale of its common stock and from issuance of short and long-term debt.

CURRENT STATUS

On December 5, 1997 AWN entered the initial phase of a purchase agreement whereby AWN purchased seven operating SMR systems for $3,035,700. The wireless communications assets and associated business acquired from Centennial Communications Corp. lay within the following seven MTA's: Birmingham, Alabama; Knoxville, Tennessee; Memphis, Tennessee; Nashville, Tennessee; New Orleans, Louisiana; Oklahoma City, Oklahoma; Tulsa, Oklahoma. On April 15, 1999, AWN executed an Asset Acquisition Agreement (as amended) with CMSR Systems, Inc., ("Buyer") a Nevada corporation wherein those assets are to be sold to CMSR Systems, Inc. The initial phase of the Asset Acquisition Agreement (as amended) became effective June 1, 1999. The purpose of the Asset Acquisition Agreement was to facilitate the sale by American Wireless Network, Inc. to CMSR Systems, Inc. of specifically identified 900 MHz Licenses and American Wireless Network, Inc.'s customer base and customer lists associated with the specified 900 MHz licenses. The agreement also includes the lease of SMR related equipment owned by AWN to CMSR Systems, Inc. The sale, including the transfer of the licenses to the Buyer and assumption of approximately $1,400,000 of American Wireless Network, Inc.'s debt to the Federal Communications Commission related to the licenses was finalized and closed in September 2000. AWN has recorded a current asset of $333,700 pursuant to an auxiliary agreement with CMSR Systems, Inc. with respect to the anticipated liquidation of the seven and one half percent operating interest in the operational segment represented by the licenses and operations sold to CMSR Systems, Inc. by AWN. The 900 MHz Licenses and American Wireless Network, Inc.'s customer base and customer lists associated with the specified 900 MHz licenses which were transferred to CMSR Systems, Inc. were originally purchased by American Wireless Network, Inc. on July 6, 1998 as a part of the acquisition of divisional segment assets from Centennial Communications Corp. As a part of the Asset Acquisition Agreement (as amended), the Company has assigned its tower site licenses and leased to CMSR Systems, Inc. certain SMR related transmission equipment for a five (5) year term. Management believes this agreement will relieve the Company of cash flow burdens of debt service, operating deficits and extensive maintenance costs related to the SMR systems.

FUNDING EFFORTS:

In the previous fiscal year and in the quarter ended March 31, 2001, the Company continued efforts in connection with private financing proposals to fund future merger or acquisition activities as well as working capital needs. The Company has several proposals for private funding with unrelated entities pending. There is no agreement or requirement on the part of any entity to provide financing to the Company. Should the Company be successful in obtaining substantial private financing, management plans to seek acquisitions of broadband communications, cable television, telecommunication or computer related businesses, information and data services or other compatible enterprises that would generate sufficient cash flow to maintain debt service. There can be no assurances that the Company will be successful in the implementation of its plan for acquisitions, other expansion or its overall business plan.

BUSINESS OPPORTUNITIES:

Within the telecom industry, an area of primary interest for the Company is that of a broadband service provider (BCP), offering broadband services at the local level. There are several reasons for this interest. First, this segment of the telecom industry is growing rapidly due the need for larger bandwidth at home and at the office to provide high-speed Internet connectivity, speed computer-to-computer communications, and in general to provide integrated voice, data, and video services. Second, there are large segments of the BCP business that are ideally situated for consolidation and there are existing businesses that could be better positioned for integrated voice, data and video services, including ISP's, wireless providers, cable TV and local telephone companies, particularly in the smaller sized markets. Third, the Company executives have extensive management experience and depth in several key areas: (a) companies in the telecommunications industry, including wireless broadband services, competitive service providers, cable TV, Internet, and local telephone service, and (b) management, financing, acquisition and development of small telecommunications businesses, supplemented by management experience in large, Fortune 500 companies. Today, there is a bottleneck for broadband services, high-speed access is expensive and scarce for both business and residential users. Several changes to the design and functionally of existing network and new delivery systems are underway for delivery of high-speed access, including broadband wireless (BBW), Cable TV based modem services, digital subscriber line services
(DSL), and competitive local exchange carriers (CLECs). Although technically not a part of the broadband bottleneck, the services offered by an ISP are a direct beneficiary of the broadband revolution.

The Company plans to be a significant player in the BCP business through acquisition and consolidation of businesses that either have an existing broadband service or that have networks that could be modified to provide broadband services. Many of these businesses are available for acquisition at this time. Typically these businesses are smaller companies and the owners are looking for an exit vehicle. The owners may realize that additional resources beyond their capabilities are required to provide the services demanded by consumers, they find that the business does not fit into their portfolio for one reason or another, or they are ready to move on to other life styles or endeavors. Debt, common stock, and cash from outside financing are anticipated be used to consummate the acquisition of companies in these businesses. The local broadband access market is growing rapidly and the rapid growth is expected to continue for many years. Driven by needs for faster speed access to the Internet, the residential high-speed access market is expected to grow from $1 billion in 1999 to $19 billion in the year 2004.

The goal of the Company is to become a major provider of broadband services through acquisition. Acquisition targets include existing providers of wireless, cable TV, phone, and CLEC companies, all of which may already be, but not necessarily, providers of broadband services at the time of the acquisition. Those providers that do not have broadband service will be upgraded so that broadband services will be provided to their customers through alternate communication vehicles. The acquisition of ISPs, although technically not a broadband provider, will also be investigated as acquisition candidates due to their position on the forefront of the customers demanding broadband services. The Company expects to create shareholder value by building scale through acquisitions, consolidating and integrating fragmented, independent wireless, cable TV, phone CLEC and/or ISP companies, and then leveraging our larger scale to increase revenues and reduce costs. To acquire the desired target acquisition companies which are now in a position to serve the broadband market, the Company plans to utilize debt and common stock, or a combination of debt and stock in a convertible security. Currently, there are no formalized agreements to acquire any entity or assets in the broadband communications services area.

(b)  Liquidity and Capital Resources

The Company reported net income (unaudited) of $16,500 for the six month period ended December 31, 2000 and has reported net losses from inception (March 15, 1994) to December 31, 2000 of $15,438,600. The Company had deficient working capital at December 31, 2000 of $200,800. To date, these losses and cash flow deficiencies have been financed principally through the sale of common stock and warrants and issuance of short and long-term debt which includes related party debt. Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining profitable operations. Although a portion of convertible debt was liquidated through the issuance of common stock, no assurances can be given that the sources of borrowings would continue. The Company is highly leveraged and a number of developments over the past quarter had material adverse effects on the Company.

Management has continued to develop a strategic business plan to raise private financing, develop a management team, maintain reporting compliance and seek new expansive areas in broadband communications, telecommunications, informational and related business. In order to reduce negative cash flow the Company entered an agreement to sell its FCC licenses to satisfy debt requirements and in a plan anticipated to generate cash flows, has entered into an agreement to lease its SMR equipment.

From April 1, 2001 to March 31, 2002, the Company estimates its cash needs to maintain operations under its current negative cash flow situation is approximately $480,000. This amount is composed of $480,000 for working capital assuming that current operations continue in its present status. These amounts do not include offsets for anticipated amounts of cash generated from operations or proceeds from lease income or sales of assets.

The Company has limited capitalization and is dependent on the proceeds of private or public offerings to continue as a going concern and implementing a business plan. As of December 31, 2000, the unaudited results of the Company indicated deficit working capital of $200,800. All during fiscal 2000 and to the date of this filing, the Company has had and continues to have a substantial need for working capital for normal operating expenses associated with the Company continuing as a going concern. This lack of cash has slowed its ability to develop SMR assets and initiate revenue producing operations. Any activity in the telecommunication industry requires adequate financing and on-going funding sources. The Company has entered this industry with limited financing and funding sources.

During quarter ended December 31, 2000 and to the date hereof, the Company continued as a development stage enterprise. The Company's financial statements are therefore not indicative of anticipated revenues which may be attained or expenditures which may be incurred by the Company in future periods. The Company's ability to achieve profitable operations is subject to the validity of its assumptions and risk factors within the industry and pertaining to the Company.

The Company reported a net loss of $2,223,500 for the year ended June 30, 2000 and a net loss of $1,526,800 for the year ended June 30, 1999 and has reported net losses of $15,438,600 from inception (March 15, 1994) to June 30, 2000. As reported on the consolidated statements of cash flows, the Company incurred deficient cash flows from operating activities of $54,700 and $1,046,000 for the years ended June 30, 2000 and 1999 respectively and has reported deficient cash flows from operating activities of $4,535,300 from inception (March 15, 1994) to June 30, 2000.

Fiscal Year Ended June 30, 2000

For the year ended June 30, 2000 the Company recorded a net loss before other income and expense of $173,400 and a net loss of $2,223,500 with a net loss per common share of $0.05. Management has not included SMR operating revenues in its financials since past revenues have not been sufficient to be separately stated in accordance with GAAP. The fiscal year ended June 30, 2000 was a year of reorganization, evaluation and elimination of non-performing assets and non productive activities remaining from the prior management. Interest expense of $287,100, Interest of $256,000, write-offs from telephone services discontinued in December, 1997 of $479,800, and a write-down of 1,314,300 of LED equipments were recorded during the year ended June 30, 2000, these items make up the bulk of the total net loss of $2,223,500.

Fiscal Year Ended June 30, 1999

For the year ended June 30, 1999 the Company recorded a net loss before other income and expense of $54,700 and a net loss of $1,526,800 with a net loss per common share of $0.04. The Company had ancillary income of $124,200 from dividends, interest and other sources. Management has not included SMR operating revenues in its financials since past revenues have not been sufficient to be separately stated in accordance with GAAP. Interest expense of $287,100, Loan origination fees of $582,700 and losses from telephone services discontinued in December, 1997 of $776,500, were recorded, making up the bulk of the total net loss of $1,526,800.

The Company's independent public accountants have included explanatory paragraphs in their reports on the Company's financial statements for the years ended June 30, 2000 and 1999, which express substantial doubt about the Company's ability to continue as a going concern. As discussed in Footnote 2 to the consolidated financial statements, included with the Company's June 30, 2000 Form 10KSB, the Company has suffered recurring losses from operations and accumulated deficit that raises substantial doubt about its ability to continue as a going concern.

COMPETITION

The market for the areas covered by the Company's intended business plan is highly competitive and subject to economic changes, regulatory developments and emerging industry standards. Existing operators in the Company's intended areas of operation have been in operation for a number of years, and have significant customer bases. In addition to their entrenched market position, these operators have available significantly greater financial and other resources than those available to the Company. There can be no assurance that the Company will compete successfully in the future.

EMPLOYEES

As of the date of this filing, substantially all of the activities of the company are undertaken by its current officers and directors. We have three employees, including the Company's three officers, at the date of this filing.

FACILITIES

YRLS currently maintains its executive office on a month to month sublease arrangement with an unrelated party.

                                  RISK FACTORS

In this section we highlight some of the risks associated with YRLS's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Reoffer Prospectus.

The securities of the Company are speculative and involve a high degree of risk, including, but not necessarily limited to, the factors affecting operating results described below. The statements which are not historical facts contained in this filing, including statements containing words such as "believes," "expects," "intends," "estimates," "anticipates," or similar expressions, are "forward looking statements" (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties including, but not limited to, the factors set forth below (see also "Forward Looking Statements").

Limited Revenues; Limited Relevant Operating History; Significant and Continuing Operating Losses; Negative Cash Flow; Accumulated Deficit. Since its inception, the Company has been engaged primarily in the acquisition of FCC Licenses and the construction of facilities to begin commercial operation of such licenses and, therefore, has had very limited revenues from sales of its services. Management has not included revenues in its financials since past revenues have not been sufficient to be separately stated in accordance with GAAP. Accordingly, the Company has a limited relevant operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered in the establishment of a new business in the wireless communications industry, which is a continually evolving industry characterized by an increasing number of market entrants and intense competition, as well as the risks, expenses and difficulties encountered in the commercialization of services in new markets. The Company has incurred operating losses in each quarter since inception and on June 30, 2000, the Company had an accumulated deficit of approximately $15,475,600. Since such date, losses have increased and are continuing through the date of this filing. Accordingly, it is anticipated that the Company will continue to incur significant losses. There can be no assurance that the Company will be successful in generating revenues at a sufficient quantity or margin or that the Company will ever achieve profitable operations.

Significant Capital Requirements; Need for Additional Capital; Explanatory Paragraph in Accountant's Report. The Company's capital requirements have been and will continue to be significant. The Company has been dependent primarily on the private placement of equity securities and debt financings. The Company anticipates, based on its current proposed growth plans and assumptions relating to its growth and operations, that the proceeds from the existing private placements and borrowings and planned revenues will not be sufficient to satisfy the Company's contemplated cash requirements for the next 12 months and that the Company will be required to raise additional funds within the next 12 months. In addition, in the event that the Company's plans change or its assumptions prove to be inaccurate (due to unanticipated expenses, delays, problems, or otherwise), the Company would be required to seek additional funding sooner than anticipated. Any such additional funding could be in the form of additional equity capital. The Company is currently pursuing potential funding opportunities. However, there can be no assurance that any of such opportunities will result in actual funding or that additional financing will be available to the Company when needed, on commercially reasonable terms, or at all. If the Company is unable to obtain additional financing if needed, it will likely be required to curtail its plan to acquire an operating entity or effect a business combination and may possibly cease its operations. Any additional equity financings may involve substantial dilution to the Company's then-existing shareholders. The Company's independent public accountants have included an explanatory paragraph in their reports on the Company's financial statements for the years ended June 30, 2000 and 1999, which express substantial doubt about the Company's ability to continue as a going concern. The Company's consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Footnote 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and accumulated deficit that raises substantial doubt about its ability to continue as a going concern.

Management of Growth and Attraction and Retention of Key Personnel. Management of the Company's growth may place a considerable strain on the Company's management, operations and systems. The Company's ability to execute any future business strategy will depend in part upon its ability to manage the demands of a growing business. Any failure of the Company's management team to effectively manage growth could have a material adverse effect on the Company's business, financial condition or results of operations. The Company's future success depends in large part on the continued service of its key management personnel. The Company believes that its future success also depends on its ability to attract and retain skilled technical, managerial and marketing personnel. Competition for qualified personnel is intense. The Company has from time to time experienced difficulties in recruiting qualified personnel. Failure by the Company to attract and retain the personnel it requires could have a material adverse effect on the financial condition and results of operations of the Company.

Technological Advances and Evolving Industry Standards. The wireless communications industry, and in particular the SMR industry, is characterized by rapid technological developments, changes in customer requirements, evolving industry standards and frequent new product introductions. In the future, the Company may be required to enhance its existing systems and to develop and introduce new products that take advantage of technological advances and respond promptly to new customer requirements and evolving industry standards. There can be no assurance that the Company will be able to keep pace with the rapid evolution of the wireless communications industry.

Dependence on Governmental Regulation. The licensing, operation, acquisition and sale of the Company's SMR licenses are regulated by the FCC. FCC regulations have undergone significant changes during the last five years and continue to evolve as new FCC rules and regulations are adopted pursuant to Omnibus Budget Reconciliation Act of 1993 and Telecommunications Act. The Company's ability to conduct its business is dependent, in part, on its compliance with FCC rules and regulations. See "Business--Government Regulation." Future changes in regulation or legislation affecting the Company's system, including Congress' and the FCC's recent allocation of additional commercial mobile radio services spectrum, could materially adversely affect The Company's business. In addition, should the FCC fail to renew any of the Company's licenses or pass rules or regulations that limit the Company's ability to conduct its business, this could have a material adverse effect on the Company.

Concerns About Mobile Communications Health Risk. Allegations have been made and certain studies appear to show that the use of portable mobile communications devices may pose health risks due to radio frequency emissions from such devices. The actual or perceived risk of mobile communications devices could adversely affect the Company through a reduced subscriber growth rate, a loss of current subscribers, reduced network usage per subscriber or through reduced financing available to the mobile communications industry.

Lack of Dividend History; No Dividends. The Company has never paid dividends on its Common Stock and intends to utilize any earnings for growth of its business. Therefore, the Company does not intend to pay cash dividends for the foreseeable future. This lack of dividends and a dividend history may adversely affect the liquidity and value of the Company's Common Stock.

Possible Volatility of Market Price. The Company's Common Stock has been traded on the OTC Bulletin Board since 1984. The Company believes that factors such as (but not limited to) announcements of developments related to the Company's business, fluctuations in the Company's quarterly or annual operating results, failure to meet securities analysts' expectations, general conditions in the international marketplace and the worldwide economy, announcements of technological innovations or new systems or enhancements by the Company or its competitors, developments in patents or other intellectual property rights and developments in the Company's relationships with clients and suppliers could cause the price of the Company's Common Stock to fluctuate, perhaps substantially. In recent years the stock market has experienced extreme price fluctuations, which have often been unrelated to the operating performance of affected companies. Such fluctuations could adversely affect the market price of the Company's Common Stock.

OTC Bulletin Board Listing Requirements. Under the new rules for continued listing on the Bulletin Board, OTC traded firms are required to become and remain fully reporting under Section 12 of the 1934 Securities and Exchange Act. Although the Company intends to complete all future required filings on a timely basis, there can be no assurance that its .001 par value common stock (YRLS) will not be de-listed from the Bulletin Board. If de-listed, the market will almost certainly reflect a depressive effect on the price of the Company's common stock.

Penny stock regulations and requirements for low priced stock. The Commission adopted regulations which generally define a "penny stock" to be any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Based upon the price of the Company's common stock as currently traded on the OTC Bulletin Board, the

Company's stock is subject to Rule 15g-9 under the Exchange Act which imposes additional sales practice requirements on broker-dealers which sell securities to persons other than established customers and "accredited investors." For transactions covered by this Rule, a broker-dealer must make a special suitability determination for the purchaser and have received a purchasers written consent to the transaction prior to sale. Consequently, the Rule may have a negative effect on the ability of shareholders to sell common shares of the Company in the secondary market.

FORWARD-LOOKING STATEMENTS. A number of the matters and subject areas discussed in the foregoing "Risk Factors" section and elsewhere in this filing that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from the Company's actual future experience involving any one or more of such matters and subject areas. The Company has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from the Company's current expectations regarding the relevant matter or subject area. The operation and results of the Company's anticipated business also may be subject to the effect of other risks and uncertainties in addition to the relevant qualifying factors identified elsewhere in the foregoing "Risk Factors" section, including, but not limited to, general economic conditions in the geographic areas and occupational market segments (such as, for example, construction, delivery, and real estate management services) that the Company is targeting for its business, the availability of adequate quantities of system infrastructure and subscriber equipment and components to meet the Company's systems deployment and marketing plans and customer demand, the success of efforts to improve and satisfactorily address any issues relating to the system's performance, the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to the proposed business, access to sufficient debt or equity capital to meet the Company's operating and financing needs, the quality and price of similar or comparable services offered or to be offered by the Company's competitors,
including  providers  of  cellular  and  PCS  service,   future  legislative  or
regulatory actions relating to communications services, other wireless communications services or telecommunications generally and other risks and uncertainties described from time to time in The Company's reports filed with the Commission.

                                 USE OF PROCEEDS

YRLS will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholder.

                               SELLING SHAREHOLDER

The Shares of the Company to which this Reoffer Prospectus relates are being registered for reoffers and resales by the Selling Shareholder, who acquired the Shares pursuant to a compensatory benefit plan with YRLS for services they provided to YRLS. The Selling Shareholder may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the Selling Shareholder, based upon information available to the Company as of April 5, 2001, the number of Shares owned, the number of Shares registered by this Reoffer Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.


------------------------------------------------------------------------------------
     Selling       Number of    Number of shares  Number of Shares % of Shares Owned
   Shareholder    Shares Owned   Registered by    Owned After Sale    by Shareholder
                  Before Sale     Prospectus                             After Sale

------------------------------------------------------------------------------------
James J.  Krejci   1,724,286       1,450,000           274,286              0.4%
------------------------------------------------------------------------------------





                              PLAN OF DISTRIBUTION

The Selling Shareholder may sell the Shares for value from time to time under this Reoffer Prospectus in one or more transactions on the Over-the-Counter
Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholder may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholder and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

In addition to any Shares sold hereunder, the Selling Shareholder may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Reoffer Prospectus.

There is no assurance that the Selling Shareholder will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this offering and will not receive any proceeds from sales of any Shares by the Selling Shareholder.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Dihle & Co. P.C.


                                     EXPERTS

The balance sheets as of June 30, 1999 and June 30, 2000 and the statements of operations, shareholders' equity and cash flows for the periods then ended of YRLS have been incorporated by reference in this Registration Statement in reliance on the report of Grabau & Company, PC, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The  following   documents  are  hereby   incorporated   by  reference  in  this
Registration Statement:

(i) Registrant's Form 8-K for an event on December 26, 2000, filed on January 30, 2001, and Form 10QSB for the periods ended September 30, 2000 and December 31, 2000.

(ii)  Registrant's  Form  10-KSB for the years  ended June 30, 2000 and June 30,
1999

(iii) All other reports and documents subsequently filed by the Registrant pursuant to and after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Dihle & Co., P.C.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Corporation Laws of the State of New Mexico and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

The Shares were issued for employee services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS

*3.1     Articles of Incorporation as Amended - ComTec International, Inc.
         (New Mexico)
*3.2     Bylaws
 3.3     Letter Agreement between the Company and James Krejci dated March 13,
         2001.
 5       Opinion of Dihle & Co., P.C.
23.1     Consent of Grabau & Company, PC, Certified Public Accountants
------------------------
* Incorporated by reference to YRLS's Form 10-KSB, for the period ended June 30, 2000.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on April 9, 2001.

                                         COMTEC INTERNATIONAL, INC.


                                         /s/ James J.  Krejci
                                         ---------------------------------------
                                         By:      James J.  Krejci
                                         Its:     Chief Executive Officer
                                                  and Chairman of the Board



Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James J.  Krejci                        Chief Executive Officer and Director
----------------------------------------
James J.  Krejci

/s/ Gordon Dihle                            Secretary and Director
----------------------------------------
Gordon Dihle

/s/ Marc Maassen                            President and Director
----------------------------------------
Marc Maassen

S-8 Exhibit 3.3
---------------
                           ComTec International, Inc.
                             12835 E. Arapahoe Road
                                Tower 1 Suite 800
                               Englewood, CO 80112
                          303-662-8069 FAX 303-662-8485


March 13, 2001

James J.  Krejci
12835 E.  Arapahoe Road
Tower 1 Suite 800
Englewood, CO 80112

Dear Jim:

On behalf of the shareholders and board of directors I want to thank you for the time and efforts you've put forth on behalf of ComTec International, Inc. and American Wireless Network, Inc. in the past three years. This letter confirms in principal the basic terms of our agreement for your continued employment with ComTec International, Inc., and American Wireless Network, Inc. as Chief Executive Officer and Chairman of the Board of Directors.

We are pleased to offer you a contractual salaried position as Chief Executive Officer and Chairman of the Board of Directors of ComTec International, Inc. and American Wireless Network, Inc. as well as possible current or future subsidiaries. The official start date will be February 15, 2001. This letter will also confirm that you are now vested in perpetual options to purchase 10% of ComTec International, Inc. (at the time the options are exercised) which you earned based upon your prior three years of service.

This letter will establish a minimum of a three-year employment contract and incentive stock options which will give you the opportunity to control and purchase an additional 15% of ComTec International, Inc. within the term of this contract. The option price will be 80% of the closing bid price of ComTec on February 15, 2001. These options, like the options you earned in your previous three year contract entitling you to purchase 10% of ComTec International, Inc., are perpetual once vested and will entitle you to purchase 15% of the outstanding shares of ComTec International, Inc. at the time the options are exercised.

Some additional fine points of the contract might take some time to complete but you agree to start immediately based upon this binding letter agreement.

The following basic salary, option earn-in and other pertinent items are agreed:

Starting Salary:               $14,167 per month plus health insurance benefits.

Increase Salary:               Semiannual  reviews  (every  6  and  12  months),
                               predicated   upon   meeting   milestone    goals,
                               financing, cash flow, Company achievements and your personal performance.

Cash or Stock Bonus:

Following signing hereof, a stock bonus to be S-8 registered, and thereafter, a year-end cash or stock bonus will be considered in the first month following the prior year's close of business. The amount will be determined based on both Company and personal performance.

Business Expenses:

All business related expenses, including travel and applicable continuing education, will be arranged for and paid directly by the Company or reimbursed by the Company on a timely basis.

Stock Options Vesting - upon completion of each successive one year period:

           Year One  -  Option Vesting  33.33%  of total option  - (5% of ComTec outstanding common stock)

           Year Two -   Option Vesting  33.33%  of total option  - (5% of ComTec
                        outstanding common stock)

           Year Three - Option Vesting  33.33%  of total option  - (5% of ComTec outstanding common stock)

We agree and understand that ComTec is currently in an uncertain and volatile position and its future is unpredictable. The promise of potential future benefit in the form of the stock options described above is provided as reward for past loyalty, as an incentive to participate in the growth of the Company and to provide potential rewards for foregoing other opportunities and assuming the risk and responsibility of long term employment as a member of ComTec's executive management team. Since changes in control and/or direction of ComTec are a possibility, and the future is certainly changeable, the following paragraphs are made a part of this binding letter agreement and shall be made a part of any more formal contract to be completed with respect to your employment as Chief Executive Officer and Chairman of the Board of Directors ("Executive").

     Termination by Company without Cause. The Company may at any time, in its sole discretion, terminate the employment of Executive hereunder, without cause, by written notice to Executive. In the event of termination of Executive's employment by the Company under this Section without Cause (as defined below), Executive shall be entitled:

     a. to receive immediate vesting of all stock options to which Executive would have been entitled had his employment continued through the full term of his employment contract;

     b.   reimbursement of any expenses otherwise reimbursable hereunder;

     c. all salary earned through the date of such termination and for an additional thirty six months after notice of termination, payable in one lump sum at the date of termination.

     d. such other and additional benefits provided under the employment contract as may by its terms then be applicable.

Termination "without cause" for purposes of this agreement shall mean (1) any reason which is not specifically defined as "Termination Due to Executive's Death or Disability" or "Termination With Cause" in the sections below; or (2) the substantial diminution of authority, duties and/or responsibilities of Executive due to a change of control, management or direction of the Company.

Termination by Company Due to Executive's Death or Disability. In the event of Executive's death or if Executive is unable to perform his duties hereunder by reason of illness or other physical or mental infirmity for a period of one hundred eighty (180) consecutive days, the Company may terminate Executive's employment hereunder. In the event of such termination, Executive (or his Estate) shall be entitled:

     a. to receive, at times otherwise payable and subject to the other provisions of this Agreement, all of the stock options then accrued and vested in Executive together with such other and additional benefits provided under the employment contract as may by its terms then be applicable.

     b.   all  salary  earned   through  the  date  of  such   termination   and
          reimbursement of any expenses otherwise reimbursable hereunder;

Termination by Executive. In the event Executive terminates his employment hereunder other than by reason of a material breach of the provisions of this Agreement by the Company, the Company shall pay any salary and expenses otherwise reimbursable accrued through the date of such termination, and, except as otherwise expressly provided this employment contract in the event that Executive then has qualified by age and service for retirement benefits under this employment contract, the Company shall have no other obligation to Executive hereunder, or otherwise with respect to his employment by the Company.

Termination by Company for Cause. The Company may at any time terminate the employment of Executive hereunder for "Cause," as defined below, in accordance with the following procedure. First, the Company shall give Executive written notice to the effect that the Board of the Company intends to consider such termination, stating the time and place of the meeting of the Board for such purpose. Second, Executive shall be afforded the opportunity to address the Board at such meeting with respect to the appropriateness of such termination. Third, if the Board determines that Cause exists, by means of such procedures and based on such evidence as it may deem sufficient in the circumstances, it shall notify Executive of such determination, whereupon Executive's employment hereunder shall terminate. The Board's good faith determination of the existence of Cause shall be final. As used in the Agreement, "Cause" means (i) the failure or refusal of Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness), after written notice from the Company stating the duties
Executive is believed to be failing or refusing to perform and stating a reasonable period to cure such failure or refusal and the manner in which such cure may be effected; or (ii) an act or acts of dishonesty by Executive involving the Company; or (iii) conduct of Executive which is materially injurious to the Company, monetarily or otherwise, and the injurious effect of which conduct was known or reasonably should have been known to Executive; or
(iv) material breach by Executive of this Agreement; or (v) commission by Executive of a felony. In the event Executive's employment hereunder is terminated by the Company for Cause pursuant to this Section, the Company shall pay to Executive any salary accrued through the date of such termination. The Company shall remain obligated to provide or pay such other and additional benefits provided under the employment contract as may by its terms then be vested and applicable.

Non-Competition Covenant. Executive shall not, during the term of his employment by the Company and for the one-year period immediately following the end of his employment by the Company, (a) unless Executive's employment by the Company was terminated by the Company without Cause, as defined above, act as an officer, director, employee, partner, or agent of, or invest in or lend money to, or own, directly or indirectly, any interest in, or participate in the control of, any corporation, partnership, joint venture or other business organization which has a business located in the same county as the Company and which is directly competing with the Company or offer to any person employed by the Company employment with any business entity with which Executive may become associated in any capacity other than the Company.

Executive is currently associated with Jones International, Inc. as a director and may have future association with other entities affiliated with Jones International, Inc. This Non-Competition Covenant will not restrain Executive's ability to continue those activities during the term of his employment or following termination of employment. The Company waives any conflict with respect to activities of Executive in association with Jones International, Inc.

Confidential Information. Executive shall not, except in the performance of his duties hereunder and for the benefit of the Company, disclose or reveal to any unauthorized person any confidential information of the Company relating to the Company, to its subsidiaries or affiliates, or to any of the businesses operated by them, or any business invested in or funded by the Company, and Executive confirms that such information constitutes the exclusive property of the Company.

Assuredly, some of the final details of the formal contract will take time for us to work out together. We are pleased to make this offer to you and expect to be able to benefit from your input, advice and experience in completing the various open matters as well as your leadership in directing the future growth, course and prospects of ComTec.

Thank you,

s/s Gordon Dihle
Chief Financial Officer
ComTec International, Inc. and American Wireless Network, Inc.


s/s James J.  Krejci
Agreed and accepted  -  James J. Krejci (Executive)

March 15, 2001
Date

S-8 Exhibit 5
-------------


                                DIHLE & CO., P.C.
                             10333 Behrens Mile Road
                              BYERS, COLORADO 80103
                                 (303) 397-1956
                               FAX (303) 397-1966

                                  April 9, 2001

Securities and Exchange Commission
Division of Corporate Finance
Washington, D.C.  20549

     Re:     ComTec International, Inc.

Ladies and Gentlemen:

     This office represents ComTec International, Inc., a New Mexico corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the resale of up to 1,450,000 shares by a certain selling Shareholder in accordance with the Employment Agreement between the Registrant and the selling shareholder (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

     Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

Very truly yours,

/s/ Dihle & Co., P.C.

Dihle & Co., P.C.

S-8 Exhibit 23.1
----------------

                          INDEPENDENT AUDITOR'S REPORT


To The Board of Directors of ComTec International, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated September 30, 2000 relating to the financial statements of ComTec International, Inc. audited and reported on by us.

/s/ Grabau & Company, PC

Grabau & Company, PC, Certified Public Accountants

Denver, Colorado
April 9, 2001


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